UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2008 (January 9, 2008)

The Warnaco Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10857 (Commission File Number)	95-4032739 (IRS Employer Identification No.)

501 Seventh Avenue, New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 287-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

On January 9, 2008, the Board of Directors of The Warnaco Group, Inc. (the “Company”) approved and adopted the Second Amended and Restated By-laws of the Company, which amended and restated the Company’s then existing Amended and Restated By-laws (the “By-laws”). The By-law amendments were effective January 9, 2008.

The By-laws were amended to change the voting standard for the election of directors in uncontested director elections from a plurality to a majority voting standard. A nominee for director in an uncontested election will be elected to the Board if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. Directors will be elected by a plurality vote at a stockholder meeting if, as of the 10th day preceding the date the Company files its definitive proxy statement with the Securities and Exchange Commission for such meeting, the number of nominees exceeds the number of directors to be elected at such meeting.

In connection with the amendments giving effect to a majority voting standard for the election of directors, the Board also adopted amendments to the By-laws to add an “advance notice” provision. Generally, the new provision fixes a deadline by which stockholder nominations for directors or stockholder proposals must be submitted to the Company before a meeting of stockholders. In the case of an annual meeting, advance notice must be delivered not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting is given. Among other things, the advance notice provision enables the Company to know, before it mails its proxy statement and proxy card for a meeting of stockholders, whether the election will be uncontested (such that a majority voting standard will apply) or contested (such that a plurality voting standard will apply). In accordance with the newly adopted advance notice provision, the deadline by which director nominations or stockholder proposals must be received by the Company for the 2008 annual meeting is February 15, 2008.

The foregoing summary of the changes to the Company’s By-laws is qualified in its entirety by the full text of the Second Amended and Restated By-laws of the Company, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

In connection with the adoption of a majority voting standard for the election of directors, on January 9, 2008, the Board also adopted an amendment to the Company’s Corporate Governance Guidelines. The Corporate Governance Guidelines were amended to add a director resignation policy which generally provides that an incumbent director who fails to receive the required number of votes for re-election in accordance with the Company’s By-laws will tender his or her written resignation for consideration by the Board in accordance with the procedures set forth in the Corporate Governance Guidelines. The foregoing summary of the changes to the Company’s Corporate Governance Guidelines is qualified in its entirety by the full text of the Corporate Governance Guidelines (as amended), which are available at http://www.warnaco.com/documents/WarnacoCorpGovernanceGuidelines.pdf.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1	Second Amended and Restated By-Laws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.
Date: January 11, 2008	By:	/s/ Jay A. Galluzzo
		Name:	Jay A. Galluzzo
		Title:	Senior Vice President – Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document
3.1	Second Amended and Restated By-Laws of the Company